EXHIBIT 99.01
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			  JOINT NEWS RELEASE


[NCE LOGO]                                          [NSP LOGO]

For NCE:                                            For NSP:
Media Relations                                     Media Relations
(303) 294-8900                                      (612) 330-6670
Investors, Mike Pritchard                           Investors, Dick Kolkmann
(303) 294-2588                                      (612) 330-6622
www.ncenergies.com                                  www.nspco.com


      BUSINESS STRUCTURE, OFFICER TEAM ANNOUNCED FOR XCEL ENERGY


     DENVER and MINNEAPOLIS (Nov. 23, 1999) - Top leadership of the future Xcel Energy Inc. today announced a new organization and officer group to position the new company as a strong competitor in the rapidly changing energy environment.

     Xcel Energy will be created by the pending merger of New Century Energies (NYSE:NCE), Denver, and Northern States Power Co. (NYSE: NSP), Minneapolis. Final regulatory approval is expected in the second quarter of 2000.

      "This is a great leadership team," said Jim Howard, NSP chairman, president and chief executive officer. "Knowing now who the leaders will be and having the structure in place will put us in a better position to move forward as soon as the merger is approved."

     Wayne Brunetti, NCE vice chairman of the board, president and chief operating officer, said a team of representatives from both companies has been working for several months on a merger integration plan. "The business unit evolution is on track, and in order for the transition to go smoothly, the new leadership needed to be announced."

     Upon completion of the merger, Howard will serve as chairman of Xcel for one year. Brunetti will be president and CEO and will assume the responsibilities as chairman upon Howard's retirement.

     The following officers will assume business unit responsibilities upon completion of the merger. Some organizations not listed at this time will be announced later.

     PAUL BONAVIA-ENERGY MARKETS, BASED IN DENVER. The group will be responsible for fuel acquisition and energy sales for Xcel's regulated and non-regulated generation and for energy acquisition for the Retail business unit. Bonavia also will oversee e prime wholesale marketing, Young Gas Storage, and Viking Gas Transmission. Bonavia currently is NCE president, International Business, and general counsel.

     DICK KELLY-ENTERPRISES, MINNEAPOLIS. The group will include Corporate Development and Corporate Strategy. Kelly also will oversee Seren, Yorkshire Electricity, NRG, Quixx, and Utility Engineering. Kelly currently is NCE executive vice president and chief financial officer.

     TOM PETILLO-RETAIL, DENVER. This unit will be responsible for Customer Service, Marketing and Sales. Petillo also will oversee Energy Masters and Planergy, both energy service organizations, and Cadence, a partnership that provides services to multi-location national chains. Petillo currently is NCE president, Retail Services, and executive vice president.

     LARRY TAYLOR-DELIVERY, MINNEAPOLIS. Taylor's organization will include all electric and gas operations and the subsidiary UltraPower. Taylor currently is president of NSP Electric.

     DAVID WILKS-ENERGY SUPPLY, DENVER. This will include Fossil, Hydro/Other Generation and Environmental and for the time being, Nuclear Operations, as it makes its transition to a nuclear management company, as well as Nuclear Asset Management. Wilks currently is NCE president, Delivery Services.

     At the time of the merger, JOHN NOER will assume a new position at NRG Energy, overseeing all construction and operation activities for NRG's power plants worldwide. Noer currently is president of NSP Combustion and Hydro Generation.

     The following will assume these administrative responsibilities upon completion of the merger.

     GARY JOHNSON-GENERAL COUNSEL, MINNEAPOLIS. Reporting to Johnson will be Rates and Regulation, Corporate Secretary, and Claims. He currently is NSP vice president and general counsel.

     CYNDI LESHER-CHIEF ADMINISTRATIVE OFFICER, MINNEAPOLIS. Lesher will oversee Shared Services, including Employee Services (formerly Human Resources), Supply Chain, Internal Consulting Services (such as business processes), Facility Services and Security. Other organizations will be announced later as members of the Shared Services team. Lesher currently is president of NSP Gas.

     JIM MCINTYRE-CHIEF FINANCIAL OFFICER, MINNEAPOLIS. McIntyre's organization comprises Finance, Accounting, Investor Relations, Risk Management and Auditing. It also will include the tax-advantaged subsidiaries PSRI (PSR Investments, Inc.), PSCC (Public Service Credit Corporation), and Eloigne (an affordable housing subsidiary). McIntyre currently is NSP vice president and chief financial officer.

     Howard and Brunetti said both companies soon will make "Hart-Scott-Rodino" antitrust filings with the Department of Justice and Federal Trade Commission. Once that review is completed, they expect the new management team will begin transitioning into their new responsibilities as soon as the regulatory process permits.

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